SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2017

PAYMENT DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30152	98-0190072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12500 San Pedro, Suite 120, San Antonio, TX	78216
(Address of principal executive offices)	(Zip Code)

(210) 249-4100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Bradley Rollins to our Board of Directors

On May 5, 2017, our Board of Directors appointed Bradley Rollins as a member of our Board of Directors. Mr. Rollins will serve as a member of our Audit, Compensation, and Nominating and Corporate Governance Committees.

Bradley Rollins is currently the President and CEO of Dahill Office Technology Corporation, a Xerox company, one of Texas’s largest office technology organizations specializing in complete office automation. Mr. Rollins began his career at Dahill by joining the company’s sales organization in 2000. Quickly advancing through several specialist and management positions, he assumed the role of President and CEO in January 2009. Earlier in his career, Mr. Rollins was a regional sales director for Tri-State Financial Group, a financial planning firm, for over eight years. Active in community development, Mr. Rollins is currently a board member of the United Way of San Antonio and serves as a regional fundraiser for the MS Society. From January 2014 to January 2015 Mr. Rollins served as a board member for the San Antonio Regional Development Foundation. From January 2013 to January 2014 he was the Chairman of the North San Antonio Chamber of Commerce, where he had been a member since 2008. Mr. Rollins obtained a business management and mathematics degree from Western Kentucky University.

In connection with Mr. Rollins’ appointment, we entered into our customary independent director agreements with Mr. Rollins. Pursuant to the independent director agreement, the terms of his directorship terminates on the earliest of the following: (a) the death or disability of the director; (b) the termination of the director from membership on the board by mutual agreement; (c) the removal from the board by the majority stockholders of the Company; or (d) the resignation by the director from the board.

We agreed to pay Mr. Rollins $1,000 for participating in each quarterly board and committee meeting, including the annual shareholder meeting. Mr. Rollins will not receive any additional compensation for ad hoc or preparatory meetings or for being the chair of a committee, other than the Audit Committee.

Mr. Rollins will also receive 66,667 restricted stock units convertible into our common stock, pursuant and subject to the terms of our 2015 Equity Incentive Plan. Such units will vest in three installments: (1) 22,223 on May 1, 2018, (2) 22,222 on May 1, 2019, and (3) 22,222 on May 1, 2020. Unvested units are forfeited upon termination of the directorship.

There are no arrangements or understandings between Mr. Rollins and any other persons pursuant to which Mr. Rollins was selected as a director. During fiscal year 2016 we leased office equipment from Dahill for approximately $7,000.

Forward-Looking Statements Disclaimer

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, our planned spin-off, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01	Financial Statements and Exhibits

10.1.	Independent Director Agreement dated May 5, 2017, by and between Payment Data Systems, Inc. and Bradley Rollins.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYMENT DATA SYSTEMS, INC.

Date: May 11, 2017
	By:	/s/ Louis A. Hoch
	Name:	Louis A. Hoch
	Title:	Chief Executive Officer and President